                                                                Exhibit 99.2


                              BIOCIRCUITS CORPORATION
                           (A DEVELOPMENT STAGE COMPANY)

                              PROFORMA BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT FOR SHARE DATA)
                                  (UNAUDITED)


                                                       SEPTEMBER 30, 1996    ADJUSTMENT     PROFORMA
                                                       ------------------    ----------    -----------
ASSETS
    Current assets:
         Cash and cash equivalents ...................      $ 3,376           $ 5,300        $ 8,676
         Short-term investments ......................         ---               ---            ---
         Prepaid expenses and other current assets ...          344              ---             344
         Inventory ...................................          638              ---             638
         Prepaid inventory ...........................          436              ---             436
         Restricted cash .............................          102              ---             102
                                                             -------          --------       --------
    Total current assets .............................        4,896             5,300         10,196

    Property and equipment, net of accumulated
         depreciation and amortization of $1,567
         ($1,298 in 1995) ............................        1,269              ---           1,269

    Restricted cash ..................................          376              ---             376
    Other assets .....................................          137              ---             137
                                                            --------          --------       --------
                                                            $ 6,678           $ 5,300       $ 11,978
                                                            --------          --------      ---------
                                                            --------          --------      ---------

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
         Accounts payable ............................      $   636              ---             636
         Accrued liabilities .........................          169              ---             169
         Accrued compensation and related expenses ...          168              ---             168
         Current portion of capital lease obligations           212              ---             212
                                                           --------          --------       ---------
    Total current liabilities ........................        1,185              ---           1,185

    Long-term portion of capital lease obligations ...           96              ---              96
    Long-term convertible debt .......................        3,781              ---           3,781

    Stockholders' equity:
         Preferred stock, $0.001 par value, 40,000,000
              shares authorized, issuable in series:
              Series A convertible, 30,000,000 shares
              designated, 12,480,137 shares issued and
              outstanding, aggregate liquidation
              preference of $.55 per share ............       9,904              ---           9,904
         Common stock, $0.001 par value, 70,000,000 shares
              authorized, 5,532,726 shares issued and
              outstanding at September 30, 1996,
              7,463,188 proforma shares issued
              and outstanding ........................       39,773             5,300         45,073
         Deficit accumulated during the development stage   (47,991)             ---         (47,991)
         Notes receivable secured by common stock ....          (15)             ---             (15)
         Deferred compensation and other .............          (55)             ---             (55)
                                                            --------          --------      ---------
    Total stockholders' equity .......................        1,616             5,300          6,916
                                                            --------          --------      ---------
                                                            $ 6,678           $ 5,300       $ 11,978
                                                            --------          --------      ---------
                                                            --------          --------      ---------

                               BIOCIRCUITS CORPORATION
                            (A DEVELOPMENT STAGE COMPANY)

                          PROFORMA STATEMENTS OF OPERATIONS
                         (IN THOUSANDS EXCEPT PER SHARE DATA)
                                     (UNAUDITED)






                                            THREE MONTHS ENDED    NINE MONTHS ENDED         PERIOD FROM
                                              SEPTEMBER 30,         SEPTEMBER 30,          MARCH 7, 1989
                                           ------------------    -----------------     (INCEPTION) THROUGH
                                            1996        1995      1996        1995      SEPTEMBER 30, 1996
                                           ------     --------   --------   --------   -------------------

REVENUES:
    Product Sales .....................   $    50     $  ---    $    206    $  ---          $    206

OPERATING COSTS AND EXPENSES:
    Cost of sales .....................       542        ---       1,591       ---             1,591
    Research and development ..........     1,564       1,139      5,579       3,456          32,855
    Sales, general and administrative .     1,179         700      3,859       1,879          14,721
                                          --------   ---------  ---------   ----------      ---------
                                            3,285       1,839     11,029       5,335          49,167

Loss from operations ..................    (3,235)     (1,839)   (10,823)     (5,335)        (48,961)

Interest and dividend income ..........        81         130        277         204           2,280
Interest and other expense ............       (74)        (63)      (245)       (108)         (1,310)
                                          --------   ---------  ---------   ----------      ---------
Net loss ..............................   $(3,228)    $(1,772)  $(10,791)   $ (5,239)       $(47,991)
                                          --------   ---------  ---------   ----------      ---------
                                          --------   ---------  ---------   ----------      ---------

Historical Net loss per share .........   $ (0.60)    $ (0.63)  $  (2.32)   $  (2.01)
                                          --------   ---------  ---------   ----------
                                          --------   ---------  ---------   ----------

Shares used in computing net loss
     per share ........................     5,424       2,827      4,650       2,612
                                          --------   ---------  ---------   ----------
                                          --------   ---------  ---------   ----------

Proforma net loss per share ...........   $  (.44)              $  (1.64)
                                          --------              ---------
                                          --------              ---------

Shares used in computing proforma
    net loss per share .................     7,354                  6,580
                                          --------              ---------
                                          --------              ---------


                              BIOCIRCUITS CORPORATION
                           (A DEVELOPMENT STAGE COMPANY)

                      NOTES TO PROFORMA FINANCIAL STATEMENTS
                            PROFORMA SEPTEMBER 30, 1996
                                    (UNAUDITED)


1.  PRIVATE PLACEMENT AND PROFORMA IMPACT

    On October 21, 1996, the company closed a private placement which consisted of the sale of 965,231 units at $6.00 per unit. Proceeds to the Company were approximately $5.3 million, net of issuance costs. A unit consisted of two shares of Common Stock and one warrant, expiring October 20, 1997, to purchase one share of Common Stock at $3.43 per share. The proceeds are reflected on the proforma Balance Sheets and the private placement has no effect on the Statements of Operations. The proforma net loss per share calculations are based upon 1,930,462 additional shares of Common Stock from the private placement as though they were outstanding as of January 1, 1996.